EXHIBIT 3.2

















                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 XOX CORPORATION
                                      DATED
                                  JUNE 10, 2002




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                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 XOX CORPORATION
                                      DATED
                                  JUNE 10, 2002
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TABLE OF CONTENTS                                                                                              PAGE
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ARTICLE I                 OFFICES.................................................................................1
         Section 1.       Registered Office.......................................................................1
         Section 2.       Other Offices...........................................................................1

ARTICLE II                STOCKHOLDERS AND SHARES.................................................................1
         Section 1.       Place of Meetings.......................................................................1
         Section 2.       Annual Meetings.........................................................................1
         Section 3.       Notice of Annual Meeting................................................................1
         Section 4.       Special Meetings........................................................................1
         Section 5.       Notice of Special Meetings..............................................................2
         Section 6.       Waiver of Notice........................................................................2
         Section 7.       Representatives.........................................................................2
         Section 8.       Quorum and Adjournment..................................................................2
         Section 9.       Proxies.................................................................................2
         Section 10.      Voting Rights...........................................................................3
         Section 11.      Manner of Voting........................................................................3
         Section 12.      Fixing Date for Determination of Stockholders of Record.................................3
         Section 13.      Organization of Meetings................................................................4
         Section 14.      Action Without a Meeting................................................................4

ARTICLE III               BOARD OF DIRECTORS......................................................................4
         Section 1.       Number of Directors.....................................................................4
         Section 2.       Initial Directors.......................................................................4
         Section 3.       Term....................................................................................5
         Section 4.       Successive Terms........................................................................5
         Section 5.       Management of Corporate Affairs.........................................................5
         Section 6.       Powers Expressly Reserved to the Board of Directors.....................................5
         Section 7.       Vacancies...............................................................................5
         Section 8        Voting..................................................................................5
         Section 9.       Annual Meetings.........................................................................5
         Section 10.      Regular Meetings........................................................................6
         Section 11.      Special Meetings........................................................................6
         Section 12.      Meetings without Notice.................................................................6
         Section 13.      Quorum and Adjourned Meeting............................................................6
         Section 14.      Vote Required...........................................................................6
         Section 15.      Written Action of Directors.............................................................6
         Section 16.      Attendance at Meetings; Waiver of Notice................................................7
         Section 17.      Committees..............................................................................7
         Section 18.      Committee Minutes.......................................................................7




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         Section 19.      Compensation of Directors and Committee Members.........................................7
         Section 20.      Removal of Directors....................................................................7
         Section 21.      Remaining Term..........................................................................8

ARTICLE IV                OFFICERS................................................................................8
         Section 1.       Executive Officers; Election; Qualifications; Term of Office; Resignation;
                             Removal; Vacancies...................................................................8
         Section 2.       Powers and Duties of Executive Officers.................................................8

ARTICLE V                 RESIGNATIONS AND REMOVALS...............................................................8
         Section 1.       Removals................................................................................8
         Section 2.       Resignation.............................................................................8

ARTICLE VI                STOCK...................................................................................9
         Section 1.       Certificates............................................................................9
         Section 2.       Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates..............9

ARTICLE VII               FISCAL YEAR.............................................................................9

ARTICLE VIII              NOTICES.................................................................................9
         Section 1.       Notices.................................................................................9
         Section 2.       Waiver..................................................................................9

ARTICLE IX                GENERAL PROVISIONS......................................................................9
         Section 1.       Checks..................................................................................9
         Section 2.       Seal...................................................................................10
         Section 3.       Annual Report..........................................................................10
         Section 4.       Contracts..............................................................................10
         Section 5.       Loans and Pledges......................................................................10
         Section 6.       Authorized Signatories.................................................................10

ARTICLE X                 INDEMNIFICATION........................................................................10
         Section 1.       Right to Indemnification...............................................................10
         Section 2.       Right of Claimant to Bring Suit........................................................11
         Section 3.       Non-Exclusivity of Rights..............................................................11
         Section 4.       Insurance..............................................................................11

ARTICLE XI                AMENDMENTS.............................................................................11

ARTICLE XII               SECRETARY'S CERTIFICATE................................................................12

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                                       ii
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                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 XOX CORPORATION
                                      DATED
                                  JUNE 10, 2002

                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation required by the General Corporation Law of Delaware to be maintained in the State of Delaware is designated in the Certificate of Incorporation (as amended or restated from time to time, hereinafter referred to as the Certificate of Incorporation). The Board of Directors may, from time to time, change the location of the registered office.

         Section 2. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Delaware, as the Board of Directors may from time to time determine, or where the activities of the Corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS AND SHARES

         Section 1. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at the registered office of the Corporation in the State of Delaware, at the principal executive office of the, Corporation, or at any other place within or without the State designated by the Board of Directors or by written consent of all the stockholders entitled to vote at the meeting.

         Section 2. Annual Meetings. The annual meeting of the stockholders will be fixed by resolution of the Board of Directors and held in each year, commencing with the year 1986, for the purpose of electing directors and for the transaction of any other business as may come before the meeting; provided that no business for which special notice is required will be transacted unless notice has been given. If for any reason the annual meeting is not held, or the directors are not elected at the annual meetings, directors may be elected at a special meeting held for that purpose, and it shall be the duty of the President, the Vice President, or Secretary, upon demand of any stockholder entitled to vote, to call a special meeting to elect directors. If none of these officers call a special meeting to elect directors upon demand, the stockholders shall have the right and power to call the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the time and place of the annual meeting will be mailed, postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote at the meeting, at the address of the stockholder appearing on the books of the Corporation, or personally delivered by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting.

         Section 4. Special Meetings. Special meetings of the stockholders, for any purpose(s), unless otherwise prescribed by the Certificate of Incorporation, may be called by the

President and will be called by the President or Secretary at the request in writing of two or more members of the Board of Directors, or at the request in writing of the stockholders who hold at least ten percent (10%) of all of the voting shares of the Corporation. Requests shall be made by registered mail or delivered in person to the President, and will state the purpose(s) of the proposed meeting. Activities transacted at any special meeting of the stockholders will be limited to the purpose(s) stated in the notice.

         Section 5. Notice of Special Meetings. Written notice of the time, place, and purpose(s) of the special meeting will be mailed, postage prepaid, at least ten (10) days before the meeting, to each stockholder at the stockholder's address appearing on the books of the Corporation, or personally delivered by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting.

         Section 6. Waiver of Notice. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing, by any stockholder. Waiver may be given before or after the meeting and will be filed with the Secretary or entered upon the records of the meeting. A stockholder waiver shall be the equivalent of giving the notice prescribed by Sections 3 and 5 of this Article.

         Section 7. Representatives. A stockholder will annually certify in writing to the Corporation the individual(s) entitled to vote on behalf of the stockholder. If more than one individual is certified, the Secretary shall rank such individuals in the order in which the individuals are certified. If more than one individual is present and if all purport to act for the stockholder, the top ranked individual will be authorized to cast that stockholder's vote or otherwise act on behalf of the stockholder. The individual authorized, at the time, to vote on behalf of the stockholder is the "Representative."

         Section 8. Quorum and Adjournment. The holders of a majority of the shares entitled to vote, present in person, by their Representative or represented by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the stockholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders originally present to leave less than a quorum.

         Section 9. Proxies. A stockholder may grant his, her, or its proxy to a Representative who may cast the votes represented by the stockholder's shares; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless that proxy specifically provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by




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delivering a proxy in accordance with applicable law bearing a later date to the
Secretary of the Corporation.

         Section 10. Voting Rights. A stockholder may cast his, her, or its vote in person by its Representative or through proxy. When a quorum is present at a time a meeting is convened, the vote of the majority of the stockholders entitled to vote at the meeting present in person, by their Representatives or through proxy will decide any question before the meeting unless the question is one upon which, by express provision of the statute, the Certificate of Incorporation, or Amended and Restated Bylaws a different vote is required, in which case the express provision will govern and control the decision of the question.

         Section 11. Manner of Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question in person, by Representative, or by proxy.

         Section 12. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



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         Section 13. Organization of Meetings. At all meetings of the stockholders, the President of the Board of Directors will act as the Chair or, in the Chair's absence, any person appointed by the Amended and Restated Bylaws or, if that person is not available, the Executive Vice-President of the Board of Directors shall act as the Chair. The Secretary of the Corporation will act as Secretary at the meetings or, in the Secretary's absence, any person appointed by the Chair or these Amended and Restated Bylaws will act as Secretary.

         Section 14. Action Without a Meeting. Any action which may lawfully be taken at a meeting of the stockholders may be taken without a meeting if authorized by a writing(s) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Delaware or its principal place of business. Action taken without a meeting will be effective on the date on which the last signature is placed on the writing(s), or an earlier effective date as is set forth in the Amended and Restated Bylaws. If any action taken requires a certificate to be filed in the office of the Secretary of State, the officer signing the action will certify that the action was effected in the required manner. The stockholders may also vote by mail ballot which will have the same effect as a vote taken at any regular or special meeting; provided, however, the mail ballot will not be effective unless at least a majority of the stockholders in good standing cast their mail ballots.

         Any action which may lawfully be taken at a meeting of the stockholders may be taken without a meeting if authorized by a writing(s) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Delaware or its principal place of business. Action taken without a meeting will be effective on the date on which the last signature is placed on the writing(s), or an earlier effective date as is set forth in the Amended and Restated Bylaws. If any action taken requires a certificate to be filed in the office of the Secretary of State, the officer signing the action will certify that the action was effected in the required manner. The stockholders may also vote by mail ballot which will have the same effect as a vote taken at any regular or special meeting; provided, however, the mail ballot will not be effective unless at least a majority of the stockholders in good standing cast their mail ballots.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. Number of Directors. The Board of Directors shall consist of at least one (1) or more members; provided, however, that the actual number of directors shall be determined in the discretion of the existing Board of Directors. Directors need not be stockholders.

         Section 2. Initial Directors. The initial directors designated by the incorporator shall serve for a term commencing with the date of appointment, and concluding with the first annual meeting of the stockholders, or until such earlier date as their successors are duly appointed and qualified. In no event will the initial directors serve a term beyond the day prior to the first annual meeting of the stockholders.



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         Section 3. Term. Except as provided in these Amended and
Restated Bylaws, the initial directors shall serve until their successors are duly elected and qualified by the stockholders. Directors elected by the stockholders will serve for a period of three (3) years; provided, however, that the first elected Board of Directors shall be elected to serve terms as follows:
(i) two (2) directors will be designated to serve for a period of three (3) years; (ii) two (2) directors will be designated to serve for a period of two
(2) years; and three (3) directors will be designated to serve for a period of one (1) year.

         Section 4. Successive Terms. Any individual may serve successive terms on the Board of Directors.

         Section 5. Management of Corporate Affairs. The Board of
Directors of this Corporation shall control the general management of its affairs and shall elect all officers of this Corporation. In addition to the powers and authorities these Amended and Restated Bylaws confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all lawful acts and things as are directed or required by statute or the Certificate of Incorporation of the Corporation or by these Amended and Restated Bylaws.

         Section 6. Powers Expressly Reserved to the Board of Directors. The Board of Directors will have the sole power to:

         1. Appoint or remove the officers as provided in Article V. Section 1; and

         2. elect officers of the Corporation.

         Section 7. Vacancies. In the event a director dies, resigns, is disabled or is otherwise removed, or in the event that additional positions on the Board of Directors otherwise become available, the vacancy will be filled between annual meetings of the stockholders by such individuals as are appointed by the Board of Directors at any special or regular meeting of such Board of Directors or by a Committee chosen by the Board of Directors for such purposes. A director elected to fill a vacancy will serve for the remainder of the unexpired term of the director replaced, or, in the case of additional authorized Board of Director's positions, until the next meeting of the stockholders of this Corporation.

         Section 8. Voting. Each member of the Board of Directors will exercise one (1) vote and, unless otherwise specified by statute, the Certificate of Incorporation of the Corporation, or these Amended and Restated Bylaws, the acts and resolutions of the Board of Directors will be enacted by a majority vote of those directors constituting a quorum pursuant to Section 13 of this Article.

         Section 9. Annual Meetings. The Board of Directors may hold meetings either within or without the State of Delaware. Annual meetings of the Board of Directors will be held each year at such times and places as determined by the Board of Directors. The Secretary will certify all new appointments to the Board of Directors, as a result of expired terms or vacancy for any reason, from time to time and at the annual meeting.



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         Section 10. Regular Meetings. Regular meetings of the Board of
Directors will be held quarterly or at times and places determined by the Board of Directors, and upon such notice and at such time and place as shall from time to time be determined by the Board of Directors.

         Section 11. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the Vice-Chair on notice of not less than five (5) business days directed to each director, in accordance with the notice provision of Article VIII. Special meetings will be called by the Vice-President or Secretary in like manner and notice on the written request of thirty percent (30%) of the directors. Activities transacted at any special meeting of the Board of Directors will be limited to the purpose stated in the notice.

         Section 12. Meetings without Notice. Any director may in writing, either before or after the meeting, waive notice; and without notice any director by attendance at and participation in the action taken at any meeting of the Board of Directors will be deemed to have waived notice. Whenever all of the directors of this Corporation are present and consent to or participate in a meeting, the meeting will be deemed to be a legal meeting and all the business transactions will be legal and valid in all respects, the same as though the meeting had been regularly called and notice had been regularly given.

         Section 13. Quorum and Adjourned Meeting. At all meetings of the Board of Directors, there will be a quorum for the transaction of business if there are present directors who constitute a majority of the members of the Board of Directors at the time of the commencement of the meeting. If, however, a quorum is not present at a meeting, the director or directors present will have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present. If a quorum is present, the act of a majority of the directors present and voting will be the act of the Board of Directors, except as may otherwise be specifically provided by statute, the Certificate of Incorporation, or these Amended and Restated Bylaws. If a quorum is present at the time a meeting of the Board of Directors is commenced, the directors present may continue to transact business until adjournment, whether or not the remaining number of directors present during such meeting constitutes less than a quorum. "Presence" for purposes of determining a quorum of the Board of Directors or any committee of the Board of Directors shall include participation by a telephonic or other means of communication described in Section 16 of this Article.

         Section 14. Vote Required. All directors shall have full and equal voting rights on all matters coming before the Board of Directors. A valid action by the Board of Directors shall require not less than the affirmative vote of a majority of directors constituting a quorum at any annual, regular, or special meeting. A director not present at any meeting of the Board of Directors may vote on matters before the Board of Directors if such director provides to the Secretary advance written consent or opposition to such matter or matters. Such vote shall be counted in determining passage or defeat of any matter before the Board of Directors. However, directors may not cast votes by representative or by proxy.

         Section 15. Written Action of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated Bylaws, any action may be taken by the Board of Directors without a meeting, by written action of the Board of Directors signed by all of the members of the Board of Directors. Written action will be effective upon the date the last




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signature of the required number of Directors is placed on the writing(s), or such earlier or later date as set forth in the Resolution. Any action of a committee of the Board of Directors may be taken in the same manner and in accordance with the same procedures as provided in this section for the Board of Directors.

         Section 16. Attendance at Meetings; Waiver of Notice. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation will constitute presence in person at the meeting. Attendance or presence of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.

         Section 17. Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate, define the authority of, set the number, and determine the identity of members of, one or more committees including, but not limited to, an Executive Committee of the Board of Directors charged with such authority as the Board of Directors delineates, an Audit Committee, and a Compensation Committee. Each committee may consist of one or more directors of the Corporation. The Board of Directors may, by similar vote, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent provided in the resolution, will have and may exercise all the powers and authority of the Board of Directors in the management and the business affairs of the Corporation. Unless otherwise stated in the resolution creating it or in these Amended and Restated Bylaws, committee actions will be taken only upon affirmative vote of all members of the committee. Failure of a committee to reach agreement upon any issue before it will require referral of such issue to the entire Board of Directors.

         Section 18. Committee Minutes. Each committee shall keep regular minutes of its meetings and report minutes to the Board of Directors when required.

         Section 19. Compensation of Directors and Committee Members. Directors and Committee members may be compensated for their duties as directors and committee members, including such acts, actions or services as the Board of Directors may from time to time determine to be directly in the furtherance of the business of, and in the best interest of the Corporation. Directors and committee members may be reimbursed by the Corporation for reasonable expenses necessarily incurred as a result of attending Board of Directors or committee meetings or rendering other authorized services on behalf of the Corporation. No payment will preclude directors from serving the Corporation in and receiving compensation for, any other capacity.

         Section 20. Removal of Directors. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, a director may be removed, with or




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without cause, upon a two-thirds (2/3) or sixty-six and sixty-seven one hundredths (66.67%) percent vote of the stockholders.

         Section 21. Remaining Term. The remaining term of a director who, by reason of death, removal or resignation shall be filled upon a majority vote of the remaining directors, at a regular meeting of the Board of Directors called for that purpose, and the director so elected shall serve the remaining term of the departing or departed director. Resignations of directors shall be governed by Article V of these Amended and Restated Bylaws.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer and a Secretary, and it may, if it so determines, choose a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors from among its members. The Board of Directors may also choose to designate other Corporate Officers including, without limitation one or more Vice Presidents, one or more Assistant Secretaries and a Chief Financial Officer. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his duties.

                                    ARTICLE V
                            RESIGNATIONS AND REMOVALS

         Section 1. Removals. The Board of Directors may remove any officers with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Directors may be removed only in accordance with Article III of these Amended and Restated Bylaws.

         Section 2. Resignation. Any director or officer may resign at any time. Resignations shall be made in writing and take effect at the time specified in the writing or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation will not be necessary to make it effective.



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                                   ARTICLE VI
                                      STOCK

         Section 1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by one or more officers of the Corporation certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII
                                   FISCAL YEAR

         The fiscal year of the Corporation will be fixed by resolution of the Board of Directors and may be changed by resolution of the Board of Directors.

                                  ARTICLE VIII
                                     NOTICES

         Section 1. Notices. Whenever, under the provisions of statute, or the Certificate of Incorporation or of these Amended and Restated Bylaws, notice is required to any stockholder, director, or committee member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to a director at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and notice will be deemed to be given at the time when it is deposited in the United States mail. Notice may also be given by telegram, telex or telephone, followed by written confirmation within ten (10) days.

         Section 2. Waiver. Whenever any notice is required under the provisions of statute, or the Certificate of Incorporation or these Amended and Restated Bylaws, a waiver in writing, signed by the person or persons entitled to notice, whether before or after the time required for such notice, will be deemed equivalent to notice.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 1. Checks. All checks or demands for money or notes of the Corporation will be signed by the officer or officers or other person(s) as the Board of Directors may from time to time designate.



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

         Section 2. Seal. This Corporation shall not have a corporate seal.

         Section 3. Annual Report. The officers of this Corporation shall annually prepare a report summarizing the activities of the Corporation conducted in the course of its prior fiscal year and distribute it to the stockholders.

         Section 4. Contracts. The Board of Directors may authorize any officer(s) or agent(s) of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation; authority may be general or confined to specific instances. Unless authorized by the Board of Directors, no officer, agent or employee will have any power or authority to bind the Corporation by any contact or engagement, or to pledge its credit or render it liable pecuniarily for any purpose or to any amount.

         Section 5. Loans and Pledges. No loans will be contracted nor pledges or guarantees given on behalf of the Corporation unless specifically authorized by the Board of Directors.

         Section 6. Authorized Signatories. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation will be signed by person(s) and in the manner determined by the Board of Directors and these Amended and Restated Bylaws.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as its director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees judgment, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding



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

in advance of its final disposition provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquires under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. Insurance. The Corporation may maintain insurance, at its expense to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses liability or loss under the Delaware General Corporation Law.

                                   ARTICLE XI
                                   AMENDMENTS

         The Certificate of Incorporation may only be altered or amended by a majority vote of the stockholders entitled to vote. The Board of Directors of the Corporation is expressly




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authorized to make, alter, and repeal the Amended and Restated Bylaws of the
Corporation by a majority vote of the entire Board of Directors, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them otherwise.

                                   ARTICLE XII
                             SECRETARY'S CERTIFICATE

         THE UNDERSIGNED, the Chief Executive Officer of the Corporation, certifies that these Amended and Restated Bylaws of the Corporation dated June 10, 2002 were adopted by the Board of Directors at the special meeting held on June 10, 2002.


                                XOX Corporation




                                John Sutton, Chief Executive Officer


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